EXHIBIT 10.23

On July 6, 2011, ERHC Energy, Inc. (the “Company” or “ERHC”) announced that it had signed, through one of its subsidiaries, a Production Sharing Contract (PSC) on three oil blocks with the Government of Chad namely the Manga, Chari-Ouest and BDS 2008 Blocks. What follows below is a fair and accurate English summary of said PSC, pursuant to, and as permitted by, § 230.403(c)(3) or § 240.12b-12(d)(3) of the Securities Act of 1933, which “fairly and accurately summarize(s) the terms of each material provision of the foreign language document” and “fairly and accurately describe(s) the terms that have been omitted or abridged.”

SUMMARY OF ERHC CHAD PRODUCTION SHARING CONTRACT (PSC)

1.	PARTIES TO PSC		ERHC ENERGY (BVI) LTD. -and- THE REPUBLIC OF CHAD

2.	DATE OF EXECUTION		30 June 2011

3.	PSC ITEMS	PERIOD	WORK PROGRAM COMMITMENT

a.	Exclusive Exploration Authorization
	Initial Period	5 years	USD15 Million + 50% Bank Guarantee
	Renewal Period[1]	3 years	USD1Million + 50% Bank Guarantee

	Signing Bonus		USD6 Million
	Administrative Fee		USD480 Thousand
Recurring Yearly Fees
	Annual Meeting		USD75 Thousand
	Ministry Training		USD250 Thousand
	Chadian ERHC Personnel and Training		Max USD 100 Thousand
	Surface Royalty (Initial Period)		USD1/km2
	Surface Royalty (Renewal Period)		USD5/km2

	Drilling Obligations		One exploratory well during Exclusive Exploration Authorization

b.	Extension of Exclusive Exploration Authorization	2 years	Conditioned upon Feasibility Study
Recurring Yearly Fees
	Surface Royalty		USD10/km2

	Exclusive Exploitation Authorization[2]	25 years
	Award Bonus		USD2 Million

Recurring Yearly Fees
	Abandonment Work Reserve Fund		Production based formula
	Ministry Training		USD500 Thousand
	Chadian ERHC Personnel and Training		1% of Operator’s payroll
	Surface Royalty		USD100/km2

c.	Renewal of Exclusive Exploitation Authorization	10 years	Conditioned upon commerciality
Recurring Yearly Fees
	Surface Royalty		USD150/km2

1 Upon ERHC’s request and compliance with work program commitment for the Initial Period.
2 Upon ERHC’s request and Chad Ministry Approval.

Recent Developments
Recently, ERHC offered to novate the PSC by retaining only the BDS 2008 Block and voluntarily relinquishing the Manga and Chari Ouest III Blocks to the Chadian government for efficiency.  The novation of the PSC has been approved by the Chadian Ministry of Energy and Petroleum.  In April 2014 ERHC received the arrêté (decree) of the President of Chad giving presidential seal of approval to the Company's retention of oil exploration Block BDS 2008 and its voluntary relinquishment of the Manga and Chari-Ouest III Blocks. The BDS 2008 Block has an area of 16,360 square kilometers or 4,042,644 acres.

Cost Recovery and Production Sharing
In the event of a discovery and commercial production from the Company’s blocks, the Company and any partners that have participated in the exploration will be entitled to recover up to 70% of the net hydrocarbon production (less any production royalty) as cost of oil, until all the costs for exploration and development have been recovered. Production royalty is 14.25% in the case of crude oil and 5% in the case of natural gas.  No guarantee can be given that; there will be production in commercial quantities from the Company’s exploration acreage in Chad.

Transfer of Rights and Obligations
The Company may at any time transfer all or part of the rights and obligations deriving from its Exclusive Exploration Authorization and, if applicable, from any Exclusive Exploitation Authorizations as well as contractual rights pertaining to such Authorizations, subject to the State’s approval.

[END OF SUMMARY]